EXHIBIT 10.20
FIRST AMENDMENT TO AGREEMENT
     This First Amendment to Agreement, dated as of September 9, 2010 (the “Amendment”), is executed by and among the signatories hereto.
Recitals
     A. American Learning Corporation (formerly known as “American Claims Evaluation, Inc.”), John Torrens, Kyle Palin Torrens and Carlena Palin Torrens are parties to that certain Agreement, dated as of July 16, 2009 (the “Agreement”).
     B. Interactive Therapy Group Consultants, Inc., a wholly owned subsidiary of Present Owner (as defined in the Agreement), is executing that certain First Amendment to Employment Agreement (the “First Amendment”) with the Former Majority Shareholder (as defined in the Agreement), concurrently with the date hereof.
     C. The execution of the First Amendment requires that corresponding amendments be made to the Agreement.
     D. Accordingly, Present Owner and the Prior Owners (as defined in the Agreement) desire to modify the Agreement as hereinafter set forth.
Agreement
     In consideration of the agreements contained herein, the parties hereto hereby agree as follows:
     Section 1. Amendment to Section 3. Notwithstanding anything to the contrary contained in Section 3 of the Agreement, the due date of the Payment (as defined in the Agreement) shall, subject to the terms and conditions of the First Amendment, be due not later than April 1, 2011.
     Section 2. Amendment to Section 4. Section 4 of the Agreement is hereby amended by deleting the existing text and inserting the following as and for such Section 4:
“As further security for the Payment, the Majority Shareholder shall execute an affidavit in the form and containing the substance set forth on Exhibit A and authorizes Present Owner to enter a judgment by confession in an amount equal to the portion of the Payment remaining uncollected on April 1, 2011. If the Balance (as defined and calculated in the First Amendment), is paid in accordance with Section 3 of the First Amendment, Present Owner will return the executed confession of judgment to the Former Majority Shareholder within five (5) days of such forgiveness.”

     Section 3. Amendment to Section 5. Section 5 of the Agreement is hereby superseded in its entirety by the provisions of Section 6 of the First Amendment.
     Section 4. Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.
     Section 5. Effect of Amendments. Except as expressly stated herein, the Agreement is and shall be unchanged and remain in full force and effect. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, harm or diminish, impair, reduce or otherwise affect, the respective obligations and liabilities under the Agreement, all of which shall continue in full force and effect.
     Section 6. Miscellaneous. This Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the state of New York, excluding its choice of law provisions. This Amendment shall benefit and bind the parties hereto and their respective successors and legal representatives. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. All titles or headings to the sections or other divisions of this Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or the divisions, such other content being controlling as to the agreement between the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on September 23, 2010 but to be effective as of the date first above written.

AMERICAN LEARNING CORPORATION

By:	/s/ Gary Gelman

	Name:	Gary Gelman
	Title:	President and Chief Executive Officer

/s/ John Torrens

John Torrens

KYLE PALIN TORRENS

By:	/s/ John Torrens

John Torrens, as parent for a minor child

CARLENA PALIN TORRENS

By:	/s/ John Torrens

John Torrens, as parent for a minor child